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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           (  )



                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)


    New York
                             13-5160382
    (State of incorporation                         (I.R.S. employer
    if not a U.S. national bank)                     identification no.)

    48 Wall Street, New York, N.Y.                      10286
    (Address of principal executive offices)           (Zip code)





                            NATIONSBANK CORPORATION
               (Exact name of obligor as specified in its charter)


    North Carolina                          56-0906609
    (State or other jurisdiction of         (I.R.S. employer
    incorporation or organization)          identification no.)

    NationsBank Corporate Center
    Charlotte, North Carolina                     28255
    (Address of principal executive offices)     (Zip code)

                             ______________________

                          Subordinated Debt Securities
                       (Title of the indenture securities)

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         1.  General information.  Furnish the following information as to the Trustee:

              (a) Name and address of each examining or supervising authority to which it is subject.


       Name                                        Address


      Superintendent of Banks of the State of     2 Rector Street, New York,
      New York                                    N.Y. 10006, and Albany, N.Y.
                                                  12203

      Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                                  N.Y. 10045

      Federal Deposit Insurance Corporation       Washington, D.C.  20429

      New York Clearing House Association         New York, New York

      (b)     Whether it is authorized to exercise corporate trust powers.

      Yes.

      2. Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      None.  (See Note on page 3.)

    16.              List of Exhibits.

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

      1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to com- mence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

      4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No.
              33-31019.)


                                        -2-

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      6.      The consent of the Trustee required by Section 321(b) of
              the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

      7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                      NOTE


      Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to
      Item 2, the answer to said Item is based on incomplete information.

      Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.
                                -3-

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                                    SIGNATURE



      Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 26th day of September, 1995.

                                       THE BANK OF NEW YORK

                                       By: (Signature of Lloyd A. McKenzie)
                                       Name:  Lloyd A. McKenzie
                                       Title: Assistant Vice President





                              -4-

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                                                                    Exhibit 7





                          Consolidated Report of Condition of

                                  THE BANK OF NEW YORK

                        of 48 Wall Street, New York, N.Y. 10286
                         And Foreign and Domestic Subsidiaries,
           a  member of the Federal Reserve System, at the close of business
           June 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
           ASSETS                                           in Thousands
           Cash and balances due from depos-
             itory institutions:
             Noninterest-bearing balances and
             currency and coin ..................            $ 3,025,419
             Interest-bearing balances ..........                881,413
           Securities:
             Held-to-maturity securities ........              1,242,368
             Available-for-sale securities ......              1,774,079
           Federal funds sold in domestic
             offices of the bank ................              5,503,445
           Securities purchased under agree-
             ments to resell ....................                200,634
           Loans and lease financing
             receivables:
             Loans and leases, net of unearned
               income .................26,599,533
             LESS: Allowance for loan and
               lease losses ..............516,283
               Loans and leases, net of unearned
               income and allowance                           26,083,250
           Assets held in trading accounts ......              1,455,639
           Premises and fixed assets (including
             capitalized leases) ................                612,547
           Other real estate owned ..............                 79,667
           Investments in unconsolidated
             subsidiaries and associated
             companies ..........................                198,737
           Customers' liability to this bank on
             acceptances outstanding ............              1,111,464
           Intangible assets ....................                105,263
           Other assets .........................              1,237,264
           Total assets .........................            $43,511,189

           LIABILITIES
           Deposits:
             In domestic offices ................            $19,233,885
             Noninterest-bearing .......7,677,954
             Interest-bearing .........11,555,931
             In foreign offices, Edge and
             Agreement subsidiaries, and IBFs ...             12,641,676
             Noninterest-bearing ..........72,479
             Interest-bearing .........12,569,197
            Federal funds purchased and secu-
             rities sold under agreements to re-
             purchase in domestic offices of
             the bank and of its Edge and

             Agreement subsidiaries, and in
             IBFs:
             Federal funds purchased ............              1,747,659
             Securities sold under agreements
               to repurchase ....................                 73,553
           Demand notes issued to the U.S.
             Treasury ...........................                300,000
           Trading liabilities ..................                738,317
           Other borrowed money:
             With original maturity of one year
               or less ..........................              1,586,443
             With original maturity of more than
               one year .........................                220,877
           Bank's liability on acceptances exe-
             cuted and outstanding ..............              1,113,102
           Subordinated notes and debentures ....              1,053,860
           Other liabilities ....................              1,489,252
           Total liabilities ....................             40,198,624

           EQUITY CAPITAL
           Common stock ........................                 942,284
           Surplus .............................                 525,666
           Undivided profits and capital
             reserves ..........................               1,849,221
           Net unrealized holding gains
             (losses) on available-for-sale
             securities ........................               (    662)
           Cumulative foreign currency transla-
             tion adjustments ..................             (    3,944)
           Total equity capital ................               3,312,565
           Total liabilities and equity
             capital ...........................              $43,511,189


              I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Robert E. Keilman

              We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


              J. Carter Bacot
              Thomas A. Renyi          Directors
              Samuel F. Chevalier